UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

March 16, 2011

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34430	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 16, 2011, Sinohub, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a select number of institutional investors to issue and sell 4,791,097 shares of common stock and warrants to purchase up to 1,437,329 shares of common stock.  On March 21, 2011, the Company completed the sale of the common stock and warrants under the Purchase Agreement.  For each share of common stock purchased by an investor under the Purchase Agreement, such investor received a warrant to purchase 0.3 shares of common stock at an initial exercise price of $3.00 per whole share of common stock. The warrants shall be non-exercisable for six months and have a term of exercise of thirty months from the date of issuance. Each share of common stock, together with the related warrant, was sold at a negotiated price of $2.30 per share of common stock.  The Company received gross proceeds from the offering of approximately $11 million, before deducting placement agents’ fees and estimated offering expenses.  The Company intends to use the net proceeds from the sale of the common stock and warrants pursuant to the offering for general corporate purposes and working capital.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (the “Placement Agent”), served as the exclusive placement agent for the offering.  Global Hunter Securities, LLC acted as financial advisor for the offering.

For administrative convenience, the Company and the Placement Agent entered into an escrow agreement with Signature Bank as escrow agent (the “Escrow Agreement”) to facilitate the delivery of investor subscriptions and the completion of the offering.

The foregoing is only a brief description of the material terms of the Purchase Agreement and the issuance and sale of the common stock and warrants thereunder, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the forms of Purchase Agreement, Escrow Agreement and common stock warrant filed as Exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

All of the shares of common stock and warrants to purchase shares of common stock were offered and sold pursuant to the Company’s shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on January 12, 2011, as supplemented by a prospectus supplement dated March 16, 2011 filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  The legal opinion, including the related consent, of Seyfarth Shaw LLP relating to the offered securities is filed as Exhibit 5.1 to this Current Report.

A copy of the Company’s press release announcing the completion of the offering is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)           Exhibit.

Exhibit No.	Description

4.1	Form of Common Stock Warrant.

5.1	Opinion of Seyfarth Shaw LLP.

10.1	Form of Securities Purchase Agreement dated March 16, 2011.

10.2	Form of Escrow Agreement dated March 16, 2011 by and among SinoHub, Inc., Rodman & Renshaw, LLC and Signature Bank.

23.1	Consent of Seyfarth Shaw LLP (Included in Exhibit 5.1).

99.1.	Press Release of Sinohub, Inc., dated March 21, 2011.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: March 21, 2011	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Stock Warrant.

5.1	Opinion of Seyfarth Shaw LLP.

10.1	Form of Securities Purchase Agreement dated March 16, 2011.

10.2	Form of Escrow Agreement dated March 16, 2011 by and among SinoHub, Inc., Rodman & Renshaw, LLC and Signature Bank.

23.1	Consent of Seyfarth Shaw LLP (Included in Exhibit 5.1).

99.1.	Press Release of Sinohub, Inc., dated March 21, 2011.